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                                                                   EXHIBIT 10.10

              CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.
                      ASTERISKS (*) DENOTE SUCH OMISSIONS.

                               LOG SALES CONTRACT

                                  No. 11-21-01


                                                               November 27, 2000


Closed Joint-Stock Company "Forest-Starma" hereinafter referred to as the Seller, and Rayonier Inc., hereinafter referred to as the Buyer, have entered into the present Contract with respect to the following.

1.       SUBJECT OF THE CONTRACT

The Seller agrees to sell and the Buyer agrees to buy, on terms contained in this Contract and individual addenda to this Contract, all of the space, white fir and larch logs produced by the Seller, as provided in this Contract, in the volume of *** m3. The approximate value of this Contract is $12,100,000.

The specific quantity, composition, and amount of all log shipments shall be set forth in separate addenda to the Contract to be executed by the parties in connection with each shipment.

2.       TIME OF PRODUCTION AND DELIVERY

2.1 PRODUCTION: This Contract shall apply to logs produced by the Seller and
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made available for shipment from Siziman Bay and other ports in the Russian
Federation between January 1, 2001 and January 20, 2002.

2.2 DELIVERY: Logs produced under this Contract shall be delivered FOB vessel
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between January 21, 2001 and January 20, 2002.

3.       PRICES

The Buyer shall pay the Seller market prices for logs purchased under this Contract. All prices under this Contract are FOB vessel, Siziman Bay or other port, Russian Federation. The prices for all logs sold under this Contract shall be communicated by the Buyer to the Seller and approved by the Seller in advance of each applicable shipment, and shall be set forth in individual Addenda to this Contract.

4.       QUALITY OF GOODS
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4.1 SPECIFICATIONS: Exportable Spruce, Fir and Larch saw logs according to GOST
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standards #22298-76 for saw logs and #22296-89 for pulp logs and as identified by individual addenda to this Contract.

4.2 SCALING / VOLUME MEASUREMENT: According to GOST standard #2292-88. Scaling
    ----------------------------
to be paid for by the Seller. Log scale certificates, summary reports and any other production reports shall be provided to the Buyer on a monthly basis.

5.       DELIVERY

5.1 POINT OF DELIVERY: The logs shall be delivered to the Buyer FOB vessel,
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Siziman Bay or other port, Russian Federation. Title and risk of loss to all logs purchased hereunder shall pass to the Buyer when the logs pass the ship's rail at Siziman Bay or other port. The Seller shall notify the Buyer that logs have been delivered in case an agent or employee of the Buyer is not present at the delivery site. The Seller will maintain casualty loss insurance on the logs up to the point of delivery.

The terms describing obligations of the Seller and the Buyer with respect to delivery of goods and establishing transfer of risk of loss or damage from the Seller to the Buyer are specified in "INCOTERMS 2000" and shall be binding on the parties hereto.

5.2 EXPORT DUTIES: All Russian taxes, export fees or duties which may be
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assessed on this transaction shall be paid by the Seller. The Seller certifies that it has the right to export the logs and shall obtain all necessary customs approvals, export licenses and permits.

5.3 SHIP LOADING: The Seller shall be responsible for all sorting, storing,
    ------------
handling and ship loading activities necessary to deliver the logs on board ship at Siziman Bay or other port. Vessels will be loaded with "Customary Quick Despatch" or "CQD".

5.4 SHIPPING: The Buyer shall be responsible for arranging for vessels to
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transport all logs sold under this Contract. The Buyer will provide a shipping schedule to the Seller weekly. The Buyer will update the shipping schedule in a reasonable manner to advise the Seller of changes in the previously provided shipping schedule. The Buyer shall provide all shipping schedules and updates to the Seller's Quality Control Manager at Siziman Bay, Russian Federation.

5.5 LIENS AND WARRANTIES: The Seller warrants that, upon delivery of the logs to
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the Buyer FOB, Buyer's vessel, Siziman Bay or other port, Russian Federation, under this Contract, the logs shall be free and clear of any liens or encumbrances, prior sales agreements, contracts or other claims which might become a lien upon the logs. The Seller further warrants that the logs sold under this Contract may be legally exported from the Russian Federation in the form and condition in which they are delivered to the Buyer at the port of loading.

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6.       PAYMENT

All payments under this Contract shall be made by telegraphic wire transfer to the bank account of the Seller as specified in Paragraph 16 of this Contract.

ADVANCE PAYMENTS: The Buyer may make advance payments to the Seller (the
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"Advance Payments"). The specific amounts and payment dates of the Advance
Payments shall be agreed upon in separate Addenda to this Contract. The cumulative amount of the Advance Payments made under this Contract shall not exceed ***.

FINAL PAYMENTS: The Buyer shall make final payment to the Seller for each
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shipment of logs delivered under this Contract within ten (10) business days after receipt from the Seller of a faxed copy of an invoice, bill of lading, log specification and cargo plan; provided that the Seller shall have delivered original copies of the invoice (1 set), bill of lading (1 set) and log specification (1 set) by mail or via courier to the Buyer's representative office in Japan, as indicated by the Buyer, within ten (10) days after the Bill of Lading date.

The Buyer shall deduct any Advance Payments from the final payment in accordance with the terms and conditions set forth in a separate Addendum to this Contract.

In no event shall any payment for logs shipped hereunder be made later than 90 days after the date the applicable shipment clears Russian customs for export.

7.       CLAIMS

The buyer has the right to make claims after the logs arrive at their export destination for failure to meet quality or quantity requirements. The Seller will also accept claims based one excessive off-center hearts and compression in #1 and #2 sawlog sorts.

The Buyer shall make every reasonable commercial effort to resolve all claims with the Buyer's customer. In the event no resolution is reached, the Buyer will notify the Seller by fax of any claims within thirty (30) days after the vessel has completed discharge in the discharge port. The Seller will have fourteen
(14) days to respond to the claim presented. If the Seller does not agree with the claim, it may request to schedule an inspection of the cargo by a representative of the Seller. The Buyer and the Seller will use their best efforts to have their representatives meet at the port of discharge as quickly as possible to conduct this inspection. Each party will bear its own costs of such inspection. If the Seller does not respond and schedule an inspection, within fourteen (14) days of receipt of the claim, the claim will be considered accepted.

The Buyer will use reasonable commercial efforts to make substantially all of the logs involved in the claim available for inspection. The inspection will be conducted as follows:

 .    If the logs are on land, a sample of 10% of the logs will be rolled out for inspection.

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 .    If the logs are located in the water the representatives will conduct a visual inspection of all sides of every log in the sample.

 .    Grading will be based on GOST standard # 22298-76.

 .    Scaling will be based on GOST standard # 2292-88.

The result of this inspection will be expanded onto the entire cargo volume to calculate the claim settlement. The Buyer will notify the Seller of any necessary deviation from the above procedure.

The amount of any claim settlement will be paid by the Seller to the Buyer by wire transfer within thirty (30) days of completion of the inspection.

8.       NOTICES

All notices given hereunder shall be in writing, sent to the representatives of each party and may be sent by telex or by telecopier with confirmation of receipt at the addresses and fax numbers shown in Section 13. Notices shall be effective upon receipt.

9.       DISPUTES

9.1 DISPUTE RESOLUTION: In the event of any dispute arising out of or relating
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to this Contract, the parties shall use their best efforts to settle the dispute. Within thirty (30) days of written request of any party, the individuals responsible for administering this Contract shall meet to consult and negotiate with each other, in good faith, in an attempt to reach an just and equitable solution satisfactory to the parties.

If the parties are unable to reach a satisfactory solution within sixty (60) days of the written request for negotiation, then any party may by written notice require that the matter be finally settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association and the Supplemental Procedures for Large Complex Disputes. The Arbitration shall be conducted at Seattle, Washington, USA. The arbitration shall be conducted by a single arbitrator appointed in accordance with said Rules from the Large Complex Dispute Panel of the American Arbitration Association. The arbitration shall be conducted in the English language. Any award shall be denominated and paid in United States dollars and may, at the discretion of the arbitrator, include interest, attorney fees and costs.

9.2 LIMITATION ON DAMAGES: In the event of default or failure to perform any
    ---------------------
obligation under this Contract, the Liability of either party shall be limited to the value of the logs to be produced, delivered, sold and purchased hereunder. In no event shall either party be liable for incidental, consequential or punitive damages.

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10.      FORCE MAJEURE

Neither party to this Contract shall be liable for any delay or default in performance hereunder which is the result of any cause beyond its control, including, but not limited to wars, civil strife, embargoes, acts of governments or any government official or agency purporting to act under duly constituted authority, earthquakes, floods or fires. Weather conditions which are within the range of possible weather conditions to be anticipated shall not constitute force majeure conditions. A party whose performance is affected by force majeure conditions shall give notice to the other party of such condition and the expected duration of the delay or prevention of performance within ten (10) days of the occurrence of such condition.

11.      ASSIGNMENT

Neither party may assign its rights or obligations under this Contract without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any assignment of a party's rights or obligations under this Contract without the prior written consent of the other party shall constitute a default hereunder and shall entitle the other party to immediately terminate this Contract by written notice.

12.      TERMINATION

Either party shall have the right to terminate this Contract without cause upon 60 days' prior written notice to the other party. The termination of this Contract under Sections 11 or 12 shall not relieve the Buyer of the obligation to pay for logs shipped prior to the date such termination and shall not relieve the Seller of the obligation to settle Advance Payments, claims, costs or other liabilities arising from logs shipped prior to the date of such termination.

13.      OTHER TERMS AND CONDITIONS

All amendments and additions hereto shall be integral parts of this Contract and shall be valid only if made in writing and signed by duly authorized representatives of both parties.

The language of this Contract is Russian and English but in the event of ambiguity or inconsistency between the versions, the English version shall be controlling.

Any correspondence pertaining to the execution of this Contract shall be carried out in the English language.

The law of the State of Washington, without giving effect to the conflict of law provisions thereof, shall govern this Contract. In the event the law of the Russian Federation, or any other jurisdiction where portions of this Contract are to be performed invalidate any of the provisions of this Contract, the parties will negotiate amendments to this Contract to comply with such law.

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Neither this Contract nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other party.

14.      LEGAL ADDRESSES OF THE PARTIES

The Buyer:                                  The Seller:
Rayonier Inc.                               JSC "Forest-Starma"
18000 International Blvd.                   1 Chekhov St. Apt. 3
Suite 900                                   VaninoKhabarovsk Territory
Sea Tac, Washington, 98188                  Russia, 682860
Fax # 1(206) 248-4117                       with a copy to:
                                            Fax # (617) 878-1699

15.      PAYMENT REQUISITES

The Buyer:

Chase Manhattan Bank, New York, NY, USA
Account No.: 003-103-7468 (US Dollars)

The Seller:

Bank of New York, NY, USA
SWIFT:  IRVTUS3N
Account #890-0260-602 (USD)
"Regiobank", Khabarovsk, Russian Federation
SWIFT:  REGK RU 8K
Account #3030-1840-0080-1001-1001
Komsomolsk-on-Amur Branch
Account # 4070-2840-2080-3100-0405
In favor of JSC "Forest Starma"

Both original and faxed signatures of the parties on this Contract shall have equal legal force with regard to execution of this Contract.


RAYONIER INC.                                JSC "Forest Starma"



/s/ Robert J. Cartano                        /s/ David Daggett
------------------------------------         -----------------------------------
Robert J. Cartano                            David Daggett
Director, Operations                         General Director
International Forest Products
[corporate seal]

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                                             /s/ V.A. Limarenko
                                             -----------------------------------
                                             V.A. Limarenko
                                             First Deputy General Director
                                             [corporate seal]

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